EQUITABLE RESOURCES, INC.


                          SUBSIDIARY COMPANIES

Andex Energy, Inc.
Current Automation, Inc.
EQT Capital Corporation
Equitable Gas-Energy Company
Equitable Pipeline Company
Equitable Power Services Company
Equitable Resources (Argentina) Company
Equitable Resources (Canada) Limited
Equitable Resources (Ecuador) Company
Equitable Resources Energy Company
Equitable Resources Marketing Company
Equitable Resources (Netherlands) Company
Equitable Storage Company
Equitrans, L.P.
EREC Capital Corporation
EREC Nevada, Inc.
ERI Global Partners, Inc.
ERI Incorporated
ERI Investments, Inc.
ERI Realty, Inc.
ERI Trading Company
ET Avoca Company
ET Blue Grass Company
ET Storage Company
420 Energy Investments, Inc.
Hershey Oil Corporation
IEC Energy Systems, Incorporated
IEC Financial, Inc.
IEC Hunterdon, Inc.
IEC Kingston, Inc.
IEC Management Services, Inc.
IEC Montclair, Inc.
IEC Plymouth, Inc.
Independent Energy Corporation
Independent Energy Finance Corporation
Independent Energy Operations, Inc.
Kentucky West Virginia Gas Company, L.L.C.
LIG Chemical Company
LIG, Inc.
LIG Liquids Company L.L.C.
Louisiana Intrastate Gas Company L.L.C.
Nora Transmission Company
Tuscaloosa Pipeline Company


[Companies as of 12/31/95]